UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2021

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive, Suite 400

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	—	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On September 22, 2021, CNX Midstream Partners LP (the “Issuer”), a wholly-owned subsidiary of CNX Resources Corporation, completed a private offering (the “Offering”) of $400 million aggregate principal amount of its 4.750% senior notes due 2030 (the “Notes”), along with the related guarantees of the Notes (the “Guarantees”). The Issuer received net proceeds of approximately $394 million from the Offering, after deducting the initial purchasers’ discount and commissions and estimated offering expenses payable by the Issuer, and the Issuer used a portion of such net proceeds from the Offering and cash on hand and borrowings under its revolving credit facility to fund the tender offer with respect to any or all of its outstanding 6.500% senior notes due 2026 (the “2026 notes”), which commenced on September 15, 2021 (the “Tender Offer”). The Issuer will use the remaining net proceeds of the offering and cash on hand and borrowings under its revolving credit facility to fund its previously announced redemptions of any and all 2026 notes that were not purchased in the Tender Offer and remain outstanding on October 15, 2021. The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and were resold by the initial purchasers in reliance on Rule 144A and Regulation S of the Securities Act.

The Notes and Guarantees were issued pursuant to an indenture (the “Indenture”), dated September 22, 2021, among the Issuer, the guarantors party thereto (the “Guarantors”) and UMB Bank, N.A., as trustee (the “Trustee”). The Notes accrue interest from September 22, 2021 at a rate of 4.750% per year. Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2022. The Notes mature on April 15, 2030.

The Notes rank equally in right of payment with all of the Issuer’s existing and future senior indebtedness and senior to any subordinated indebtedness that the Issuer may incur. The Guarantees rank equally in right of payment to all of the Guarantors’ existing and future senior indebtedness.

On or after April 15, 2025, the Issuer may redeem all or part of the Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), beginning on March 15 of the years indicated:

Year	Percentage
2025	102.375%
2026	101.188%
2027 and thereafter	100.000%

Prior to April 15, 2025, the Issuer may on one or more occasions redeem up to 40% of the principal amount of the Notes with an amount of cash not greater than the amount of the net cash proceeds from one or more equity offerings at a redemption price equal to 104.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, as long as at least 60% of the aggregate principal amount of the Notes originally issued on the issue date (excluding notes held by the Issuer and its subsidiaries) remains outstanding after each such redemption and the redemption occurs within 180 days after the date of the closing of the equity offering.

At any time or from time to time prior to April 15, 2025, the Issuer may also redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium, as defined in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains covenants that will limit the ability of the Issuer and the Guarantors to (i) incur, assume or guarantee additional indebtedness or issue preferred stock; (ii) create liens to secure indebtedness; (iii) make distributions on, purchase or redeem equity interests in the Issuer or purchase or redeem subordinated indebtedness; (iv) make investments; (v) restrict dividends, loans or other asset transfers from the Issuer’s restricted subsidiaries; (vi) consolidate with or merge with or into, or sell substantially all of its properties to, another person;

(vii) sell or otherwise dispose of assets, including equity interests in subsidiaries; (viii) enter into transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the Notes achieve an investment grade rating from either of Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. and no default under the Indenture exists, many of the foregoing covenants will terminate.

The Indenture also contains customary events of default, including (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; (iii) covenant defaults, (iv) cross-defaults to certain indebtedness and (v) certain events of bankruptcy or insolvency with respect to any of the Issuer or the Guarantors. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

If the Issuer experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes pursuant to an offer on the terms set forth in the Indenture. The Issuer will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of September 22, 2021, among CNX Midstream Partners LP, the guarantors party thereto and UMB Bank, N.A., as Trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX RESOURCES CORPORATION

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Chief Financial Officer

Dated: September 22, 2021